Exhibit 99.1

Digital Turbine Reports Fiscal First Quarter 2017 Results

Revenue of $24.0 Million Increased 29% Year-Over-Year and 4% Sequentially

New Ignite Partner Launches Are Expected to Drive Meaningful Growth in Fiscal 2017

Austin, TX – August 9, 2016 – Digital Turbine, Inc. (Nasdaq: APPS), the Company empowering operators and Original Equipment Manufacturers (OEMs) around the globe with end-to-end mobile solutions, announced financial results for the fiscal 2017 first quarter ended June 30, 2016.

Recent Highlights:

•	Demand for Ignite from operators and OEMs has manifested itself in several high-profile partner announcements and recent product launches that are expected to contribute to meaningful growth in Operators & OEMs (“O&O”) revenue in upcoming quarters.

•	The Company has successfully commenced the push of Ignite and advertising to the embedded bases of multiple Latin American O&O Partners to millions of devices; embedded base activities are expected to extend to additional devices and O&O partners in the current quarter.

•	Ignite 2.0 is expected to launch on AT&T with multiple devices this month and additional devices added this quarter.

•	Vizio has successfully launched Ignite, representing the Company’s initial foray into the connected home market.

•	Ignite has expanded into the Android OEM market via recent launches with BLU Products and InfoSonics.

•	Ignite Direct is now live in Asia targeting Open Market Devices on both Android and iOS.

•	The Company has been appointed the exclusive manager of mobile app and homescreen campaigns at Bouygues Telecom.

•	Archos, a large European device OEM, has elected to implement Ignite across its device line-up; the initial launch is expected to occur during calendar 2016.

Digital Turbine Reports Fiscal First Quarter Results

August 9, 2016

•	Airtel, India’s largest carrier with 250 million domestic subscribers, is on track to launch Ignite via a license agreement in the next 90-days.

•	The contribution from new partners such as AT&T, America Movil, BLU Products, Bouygues and Vizio is driving increased diversification in the O&O business; in the month of June no single partner accounted for more than 60% of total O&O revenue, while international partners collectively contributed more than 10% of total O&O revenue.

•	The Content business achieved record revenue in the June quarter of $11.2 million, representing 59% growth year-over-year and 41% growth on sequential basis; growth in the Content business was attributable to robust demand for DT Pay, which resulted from elevated marketing spend from content providers during the June quarter.

“The first quarter of fiscal 2017 was a highly productive quarter for Digital Turbine,” said Bill Stone, CEO. “We have made significant strides with new distribution partners, new product offerings and new geographies since the beginning of the fiscal year that should positon the company for growth and profitability as the fiscal year progresses. We have recently launched with valued new partners such as AT&T, America Movil, Bouygues, BLU Products and Vizio; meanwhile, we have impending launches with partners such as Airtel, Archos and several others still in the pipeline that we expect will drive additional growth and diversity in our business over the remainder of the fiscal year. Underlying our sense of confidence right now is the very real demand that we continue to see for our suite of products from app developers, advertisers, carriers and OEMs, as we represent the critical link intelligently connecting advertisers to the all-important homescreen of consumer devices.”

Mr. Stone continued, “With so many exciting new opportunities now beginning to contribute to revenue, we remain steadfastly focused on execution to ensure seamless implementations and attractive ROIs for all parties involved. We look forward to providing more color to our investors, as well as to our customers, as these implementations scale in coming months and quarters.”

First Quarter 2017 Financial Results

As a reminder, the Company recently renamed the components of its Advertising segment to better reflect the entities with whom it partners. Advertising is comprised of Operators & OEMs (O&O), which includes Ignite, Discover and other professional advertising services; and Advertisers & Publishers (A&P), which includes the former “Appia Core” business, as well as the developing RTB business. The Content business is comprised of Marketplace and Pay.

Revenue for the fiscal first quarter of 2017 was $24.0 million, representing fully organic growth of 29% versus the prior year quarter and growth of 4% when compared to the fiscal fourth quarter of 2016. Advertising revenue of $12.8 million increased 10% versus the prior year period, yet declined 15% versus the fiscal fourth quarter of 2016. Within Advertising, O&O revenue of $7.0 million more than doubled year-over-year, but declined 13% when compared to the fiscal fourth quarter of 2016. The sequential decline in the O&O business was attributable to seasonal factors as the preceding quarter benefitted from the attribution window from devices sold in the holiday timeframe, as well as an adverse impact in the June quarter from the delayed Ignite launch on the Samsung Galaxy S7 phone and lower average slot count with a large North American carrier. Outside of this particular partner, O&O revenue more than doubled on a sequential basis in the June quarter as the Company continues to make significant progress toward diversifying the business, particularly outside of the U.S. Further diversification is expected in coming quarters via increased contribution from several new high-profile distribution partners.

Digital Turbine Reports Fiscal First Quarter Results

August 9, 2016

A&P revenue of $5.8 million declined 30% year-over-year and 17% sequentially stemming from the ongoing shift in budget allocation toward programmatic and RTB away from legacy business development deals. While the Company has made some early progress with its own pivot to RTB and expects its uniquely valuable dataset to represent a strategic advantage in this business over time, RTB activities have yet to reach the critical mass necessary to keep pace with the dramatic industry shift in budget allocations.

Content revenue of $11.2 million increased 59% versus the comparable prior year period, and increased 41% when compared to the fiscal fourth quarter of 2016. Growth in the Content business was driven by robust DT Pay adoption, as content providers and carriers deploy our API infrastructure to utilize carrier billing as a means to more effectively monetize content in the predominantly debit economies throughout much of Southeast Asia and Australia. Aided by higher marketing spend from content providers during the quarter, DT Pay generated record revenue of $10.7 million, or approximately 95% of total Content revenue in the June quarter.

GAAP gross margin was 12% for the first quarter of fiscal 2017, below the 16% GAAP gross margin for the fiscal fourth quarter of 2016. Excluding the amortization of intangibles, non-GAAP adjusted gross margin was 20%, as compared to 25% for the fiscal fourth quarter of 2016. As a reminder, the Company’s reported gross margin, both on a GAAP and non-GAAP basis, in the fiscal fourth quarter of 2016 was positively impacted by approximately 300 basis points by certain accrued expense reversals and other one-time items. The reconciliation between GAAP and non-GAAP financial results for all referenced periods is provided in a table immediately following the Unaudited Consolidated Statements of Operations below.

Net loss for the first quarter of fiscal 2017 was $7.4 million, or ($0.11) per share, as compared to the net loss for the fourth quarter of fiscal 2016 of $5.8 million, or ($0.09) per share.

Non-GAAP adjusted EBITDA loss for the first quarter of fiscal 2017 was $3.1 million, as compared to a loss of $1.6 million for the fourth quarter of fiscal 2016. Please see ‘Use of Non-GAAP Measures’ at the end of this press release for the definition of adjusted EBITDA. The Company re-evaluated its definition of adjusted EBITDA at the end of the fiscal year ended March 31, 2015 and redefined this non-GAAP measure to exclude any bonus adjustments.

Financial Outlook

Digital Turbine Reports Fiscal First Quarter Results

August 9, 2016

Given the momentum of recent and expected launches with existing and new carrier and OEM partners, as well as continued demand from app developers and advertisers, the Company anticipates sequential revenue growth through the remainder of 2016 leading to positive Adjusted EBITDA exiting the September quarter and positive cash flow in the December quarter.

About Digital Turbine, Inc.

Digital Turbine works at the convergence of media and mobile communications, delivering end-to-end products and solutions for mobile operators, device OEMs, app advertisers and publishers, that enable efficient user acquisition, app management and monetization opportunities. The company's products include Ignite™, a mobile device management solution with targeted app distribution capabilities, Discover™, a customized user experience and app discovery tool, Marketplace™, an application and content store, and Pay™, a content management and mobile payment solution. Digital Turbine Media encompasses a leading independent user acquisition network as well as an advertiser solution for unique and exclusive carrier inventory. Digital Turbine has delivered more than 150 million app installs for hundreds of advertisers. In addition, more than 31 million customers use Digital Turbine's solutions each month across more than 20 global operators. The company is headquartered in Austin, Texas, with global offices in Durham, San Francisco, Singapore, Sydney and Tel Aviv. For additional information visit www.digitalturbine.com or connect with Digital Turbine on Twitter at @DigitalTurbine.

www.digitalturbine.com

Conference Call

Management will host a conference call today at 4:30 p.m. ET to discuss its first quarter financial results and provide operational updates on existing, as well as newly announced, carrier and OEM partners. To participate, interested parties should dial 866-652-5200 in the United States or 412-317-6060 from international locations. The conference ID is 10089063. A webcast of the conference call will be available at ir.digitalturbine.com/events.

For those who are not able to join the live call, a playback will be available through June 27, 2016. The replay can be accessed by dialing 877-344-7529 in the United States or 412-317-0088 from international locations, passcode 10089063.

The conference call will discuss guidance and other material information.

Use of Non-GAAP Financial Measures

To supplement the Company’s condensed financial statements presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), Digital Turbine uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP adjusted gross profit, non-GAAP gross margin and non-GAAP adjusted EBITDA. Reconciliations to the nearest GAAP measures of all non-GAAP measures included in this press release can be found in the tables below.

Digital Turbine Reports Fiscal First Quarter Results

August 9, 2016

Non-GAAP measures are provided to enhance investors’ overall understanding of the Company's current financial performance, prospects for the future and as a means to evaluate period-to-period comparisons. The Company believes that these Non-GAAP measures provide meaningful supplemental information regarding financial performance by excluding certain expenses and benefits that may not be indicative of recurring core business operating results. The Company believes the non-GAAP measures that exclude such items when viewed in conjunction with GAAP results and the accompanying reconciliations enhance the comparability of results against prior periods and allow for greater transparency of financial results. The Company believes Non-GAAP measures facilitate management's internal comparison of its financial performance to that of prior periods as well as trend analysis for budgeting and planning purposes. The presentation of Non-GAAP measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Non-GAAP adjusted gross profit and gross margin are defined as GAAP gross profit and gross margin adjusted to exclude the effect of intangible amortization expense. Readers are cautioned that Non-GAAP adjusted gross profit and gross margin should not be construed as an alternative to gross margin determined in accordance with U.S. GAAP as an indicator of profitability or performance, which is the most comparable measure under GAAP.

Non-GAAP adjusted EBITDA is calculated as GAAP net loss excluding the following cash and non-cash expenses: interest expense, foreign transaction gains (losses), debt financing and non-cash related expenses, debt discount and non-cash debt settlement expense, gain or loss on extinguishment of debt, income taxes, asset impairment charges, depreciation and amortization, stock-based compensation expense, change in fair value of derivatives, and fees and expenses related to acquisitions. Readers are cautioned that Non-GAAP adjusted EBITDA should not be construed as an alternative to net income (loss) determined in accordance with U.S. GAAP as an indicator of performance, which is the most comparable measure under GAAP.

Non-GAAP adjusted gross profit and gross margin and adjusted EBITDA are used by management as internal measures of profitability and performance. They have been included because the Company believes that the measures are used by certain investors to assess the Company’s financial performance before non-cash charges and certain costs that the Company does not believe are reflective of its underlying business.

Forward-Looking Statements

This news release includes "forward-looking statements" within the meaning of the U.S. federal securities laws. Statements in this news release that are not statements of historical fact and that concern future results from operations, financial position, economic conditions, product releases and any other statement that may be construed as a prediction of future performance or events, including financial projections and growth in various products are forward-looking statements that speak only as of the date made and which involve known and unknown risks, uncertainties and other factors which may, should one or more of these risks uncertainties or other factors materialize, cause actual results to differ materially from those expressed or implied by such statements.

Digital Turbine Reports Fiscal First Quarter Results

August 9, 2016

These factors and risks include:

•	risks associated with Ignite adoption among existing customers (including the impact of possible delays with major carrier and OEM partners in the roll out for mobile phones deploying Ignite)
•	actual mobile device sales and sell-through where Ignite is deployed is out of our control
•	risks associated with the timing of Ignite software pushes to the embedded bases of carrier and OEM partners
•	risks associated with end user take rates of carrier and OEM software pushes which include Ignite
•	new customer adoption and time to revenue with new carrier and OEM partners is subject to delays and factors out of our control
•	risks associated with fluctuations in the number of Ignite slots across US carrier partners
•	required customization and technical integration which may slow down time to revenue notwithstanding the existence of a distribution agreement
•	risk that strong Apple iPhone sales could result in a disproportionately low amount of Android sales
•	the difficulty of extrapolating monthly demand to quarterly demand
•	the challenges, given the Company’s comparatively small size, to expand the combined Company's global reach, accelerate growth and create a scalable, low-capex business model that drives EBITDA (as well as Adjusted EBITDA)
•	challenges to realize anticipated operational efficiencies, revenue (including projected revenue) and cost synergies and resulting revenue growth, EBITDA (and Adjusted EBITDA) and free cash flow conversion from the Appia merger
•	the impact of currency exchange rate fluctuations on our reported GAAP financial statements, particularly in regard to the Australian dollar
•	ability as a smaller Company to manage international operations
•	varying and often unpredictable levels of orders; the challenges inherent in technology development necessary to maintain the Company's competitive advantage such as adherence to release schedules and the costs and time required for finalization and gaining market acceptance of new products
•	changes in economic conditions and market demand
•	rapid and complex changes occurring in the mobile marketplace
•	pricing and other activities by competitors
•	pricing risks associated with potential commoditization of the A&P/Appia Core business as competition increases and new technologies, in particular Real Time Bidding, add pricing pressure

Digital Turbine Reports Fiscal First Quarter Results

August 9, 2016

•	developing RTB for A&P/Appia Core to the level required to compete in the increasingly important programmatic bidding area will require additional investment that, given the Company’s limited resources, may not be available in the time or on the terms necessary
•	technology management risk as the Company needs to adapt to complex specifications of different carriers and the management of a complex technology platform given the Company's relatively limited resources, and
•	other risks including those described from time to time in Digital Turbine's filings on Forms 10-K and 10-Q with the Securities and Exchange Commission (SEC), press releases and other communications. You should not place undue reliance on these forward-looking statements. The Company does not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations Contacts:

Brian Bartholomew
Digital Turbine
(512) 800-0274
brian.bartholomew@digitalturbine.com

Carolyn Capaccio/Sanjay M. Hurry

LHA

(212) 838-3777

digitalturbine@lhai.com

SOURCE Digital Turbine, Inc.

(Financial Tables Follow)

Digital Turbine Reports Fiscal First Quarter Results

August 9, 2016

Digital Turbine, Inc. and Subsidiaries
Consolidated Statements of Operations

(in thousands, except per share amounts)

	3 Months Ended	3 Months Ended
	June 30, 2016	June 30, 2015
	(Unaudited)	(Unaudited)
Net revenues	$24,039	$18,686
Cost of revenues
License fees and revenue share	19,224	14,221
Other direct cost of revenues	1,880	2,191
Total cost of revenues	21,104	16,412
Gross profit	2,935	2,274
Operating expenses
Product development	2,835	2,754
Sales and marketing	1,444	1,282
General and administrative	5,105	5,389
Total operating expenses	9,384	9,425
Loss from operations	(6,449)	(7,151)
Interest and other expense, net
Interest expense, net	(682)	(491)
Foreign exchange transaction gain / (loss)	(3)	1
Loss on disposal of fixed assets	-	(23)
Other income	18	17
Total interest and other expense, net	(667)	(496)
Loss from operations before income taxes	(7,116)	(7,647)
Income tax provision	296	472
Net loss	$(7,412)	$(8,119)

Other comprehensive income / (loss):
Foreign currency translation adjustment	27	(49)
Comprehensive loss:	$(7,385)	$(8,168)

Basic and diluted net loss per common share	$(0.11)	$(0.14)
Weighted average common shares outstanding, basic and diluted	66,286	57,388

Digital Turbine Reports Fiscal First Quarter Results

August 9, 2016

Digital Turbine, Inc. and Subsidiaries
Consolidated Balance Sheets

(in thousands, except par and share amounts)

	June 30, 2016	March 31, 2016
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$9,412	$11,231
Accounts receivable, net of allowances of $355 and $464, respectively	15,648	17,519
Deposits	147	213
Prepaid expenses and other current assets	494	583
Total current assets	25,701	29,546
Property and equipment, net	2,043	1,784
Cost method investment	999	999
Deferred tax assets	500	500
Intangible assets, net	10,610	12,490
Goodwill	76,621	76,621
TOTAL ASSETS	$116,474	$121,940
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$15,131	$15,300
Accrued license fees and revenue share	10,041	9,622
Accrued compensation	1,281	1,353
Short-term debt, net of debt issuance costs and discounts of $524 and $568, respectively	10,476	10,432
Other current liabilities	2,519	2,147
Total current liabilities	39,448	38,854
Other noncurrent liabilities	835	815
Total liabilities	$40,283	$39,669
Stockholders' equity
Preferred stock
Series A convertible preferred stock at $0.0001 par value; 2,000,000 shares authorized, 100,000 issued and outstanding (liquidation preference of $1,000)	100	100
Common stock
$0.0001 par value: 200,000,000 shares authorized; 67,023,914 issued and 66,288,817 outstanding at June 30, 2016; 67,019,703 issued and 66,284,606 outstanding at March 31, 2016	8	8
Additional paid-in capital	296,728	295,423
Treasury stock (754,599 shares at June 30, 2016 and March 31, 2016)	(71)	(71)
Accumulated other comprehensive loss	(175)	(202)
Accumulated deficit	(220,399)	(212,987)
Total stockholders' equity	76,191	82,271
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$116,474	$121,940

Digital Turbine Reports Fiscal First Quarter Results

August 9, 2016

Digital Turbine, Inc. and Subsidiaries
Consolidated Statement of Cash Flows

(in thousands)

	3 Months Ended	3 Months Ended
	June 30, 2016	June 30, 2015
	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net loss	$(7,412)	$(8,119)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,094	2,241
Change in allowance for doubtful accounts	(109)	(131)
Amortization of debt discount	118	117
Amortization of debt issuance costs	224	-
Accrued interest	1	87
Loss on disposal of fixed assets	-	23
Stock-based compensation	1,223	1,294
Stock-based compensation related to restricted stock for services rendered	80	327
(Increase)/decrease in assets:
Accounts receivable	1,980	(354)
Deposits	66	(5)
Prepaid expenses and other current assets	89	70
Increase/(decrease) in liabilities:
Accounts payable	(169)	2,521
Accrued license fees and revenue share	419	963
Accrued compensation	(72)	76
Other liabilities and other items	372	554
Net cash used in operating activities	(1,096)	(336)

Cash flows from investing activities
Capital expenditures	(472)	(341)
Net cash used in investing activities	(472)	(341)

Digital Turbine Reports Fiscal First Quarter Results

August 9, 2016

Digital Turbine, Inc. and Subsidiaries
Consolidated Statement of Cash Flows

(in thousands)

	3 Months Ended	3 Months Ended
	June 30, 2016	June 30, 2015
	(Unaudited)	(Unaudited)

Cash flows from financing activities
Repayment of debt obligations	-	(150)
Cash paid for debt issuance costs	(280)	-
Options exercised	2	10
Net cash used in financing activities	(278)	(140)

Effect of exchange rate changes on cash and cash equivalents	27	(72)

Net change in cash and cash equivalents	(1,819)	(889)

Cash and cash equivalents, beginning of period	11,231	7,069

Cash and cash equivalents, end of period	$9,412	$6,180

Digital Turbine Reports Fiscal First Quarter Results

August 9, 2016

GAAP GROSS MARGIN TO NON-GAAP GROSS MARGIN

	3 Months Ended	3 Months Ended
	June 30, 2016	March 31, 2016
Revenue	$24,039	$23,032
Gross profit	$2,935	$3,652
Gross margin percentage	12%	16%
Add back: Amortization of intangibles	$1,880	$2,084
Non-GAAP gross profit	$4,815	$5,736
Non-GAAP gross margin percentage	20%	25%

GAAP NET LOSS TO ADJUSTED EBITDA

	3 Months Ended	3 Months Ended
	June 30, 2016	March 31, 2016
Net Loss	$(7,412)	$(5,828)
Add back items:
Stock and stock option compensation	1,303	1,434
Amortization of intangibles	1,880	2,084
Depreciation expense	214	283
Interest expense	682	449
Other (income) / expense	(18)	20
Loss on disposal of fixed assets	—	6
Foreign exchange transaction (gain) / loss	3	9
Tax expense / (benefit)	296	(32)
Adjusted EBITDA	$(3,052)	$(1,575)

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